Exhibit 99.1

BioTime’s Subsidiary OncoCyte Corporation Provides an Update on the Development of the Novel Pan-Cancer Diagnostic Product PanC-DxTM

Multi-center clinical study of a blood-based diagnostic test for the early detection of cancer planned for 2013

ALAMEDA, Calif.--(BUSINESS WIRE)--January 31, 2013--BioTime, Inc. (NYSE MKT: BTX) and BioTime’s subsidiary OncoCyte Corporation provided an update on the progress of development of PanC-DxTM, a novel blood-based diagnostic test utilizing molecular markers discovered at BioTime and OncoCyte designed to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon. By facilitating early, non-invasive cancer detection, PanC-DxTM could lead to more successful therapeutic outcomes through earlier diagnosis and treatment. This diagnostic test could also reduce the cost of cancer monitoring and increase the availability of affordable cancer screening worldwide. OncoCyte first announced the development of PanC-DxTM during December 2011 and last provided a progress update in March 2012. In addition to this update, OncoCyte intends to release additional information regarding the progress of PanC-DxTM development throughout 2013.

OncoCyte’s plans for 2013 include the initiation of a clinical study focused on breast cancer screening at a group of leading cancer research institutions. OncoCyte has been developing, characterizing, and manufacturing monoclonal antibodies in preparation for the initiation of the clinical study and is currently working with a select group of cancer researchers to design the trial and select the study sites. If its laboratory findings are validated in clinical trials, PanC-DxTM may be used as a simple, routine blood test that could be performed in women of any age at any desired frequency to detect breast cancer with as much if not better accuracy and with less cost than a conventional mammogram.

OncoCyte has achieved several key advances in the past year, including:

  Completion of the development and characterization of over 50 proprietary, patent pending, monoclonal antibodies targeting 7 novel cancer antigens. OncoCyte’s findings show a significant elevation of these antigens in the blood of cancer patients when compared to healthy control patients;
  Initiation of validation studies of ELISA assays in order to demonstrate high-sensitivity detection of target antigens using proprietary monoclonal antibodies;
  Completion of large-scale manufacturing of 11 proprietary monoclonal antibodies;
  Initiation of prototype development for a second detection format (solid phase ELISA point of care testing) through a collaborative development agreement; and
  Initiation of clinical trial protocol design analysis in consultation with key opinion leaders and outside diagnostic experts.

Key goals for 2013 will be:

  Completion of validation of our proprietary ELISAs in our patient sample dataset;
  Formalization of additional relationships with key opinion leaders at major medical institutions;
  Institutional review board (IRB) approval and initiation of a large, prospective multicenter patient study at leading breast cancer institutions;
  Presentation of key findings at major oncology-related scientific conferences; and
  Submission of manuscripts to peer-reviewed scientific journals for publication.

Based on large unmet need, market size, and data generated thus far from patient sera screening, OncoCyte is initially focusing its efforts on biomarkers associated with breast cancer. The apparent high correlation of certain combinations of biomarkers in breast cancer has made this indication an attractive initial target. If clinical trials are successful, OncoCyte intends to launch PanC-DxTM as an in vitro diagnostic (IVD) in Europe, potentially commencing in 2014, before seeking FDA approval required to market PanC-DxTM in the United States. Some CLIA-certified clinical laboratories may choose to offer PanC-DxTM on a limited basis prior to EU and FDA approval.

“OncoCyte has made substantial progress in the development of PanC-DxTM since our last update in March of 2012,” said Joseph Wagner, Ph.D., CEO of OncoCyte. “Most importantly, we have developed and characterized a large repertoire of proprietary monoclonal antibodies to a set of breast cancer-related protein markers that we have identified and validated over the last few years. OncoCyte has filed patent applications on these novel, unique markers that we believe are early indicators of the presence of breast cancer. We have manufactured substantial quantities of a subset of these proprietary antibodies that show the greatest promise and we are currently assembling ELISA-format assays. Once we have completed the validation of these assays and our clinical trial design work, we intend on initiating a large, multicenter clinical trial later this year.”

“There is a great need for rapidly deployed, effective screens to identify a wide array of human cancers at their earliest stages. A blood-based test with superior accuracy designed to detect breast cancer at early stages would have a substantial impact in the women’s health community,” said Dr. Andrew von Eschenbach, former Director of the U.S. National Cancer Institute and former U.S. Food and Drug Administration Commissioner. Dr. von Eschenbach, a specialist in urological cancer, is a member of the BioTime and OncoCyte boards of directors. “Early detection remains our current best hope for achieving cures. Therefore, the development of more accurate diagnostics and screens for all major cancer types should be a national priority.”

Michael West, Ph.D., CEO of BioTime added, “We are pleased with the deep insights into cancer biology generated by this discovery effort. These discoveries were the direct outcome of the broad regenerative medicine and bioinformatics platform that has been built at the BioTime family of companies and demonstrates the breadth of potential applications of our technology. Besides leading to novel diagnostics, these new insights may point the way to future therapeutic strategies to target and destroy cancer cells while leaving normal tissue intact.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products. BioTime Acquisition Corporation is a new subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products for earlier detection of a variety of cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
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